UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 20, 2008

SEMGROUP ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

SemGroup Energy Partners, L.P. (the “Partnership”) previously announced that its subsidiary, SemGroup Energy Partners Operating, L.L.C. (the “Operating Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with SemMaterials, L.P. (the “Seller”), a subsidiary of SemGroup, L.P. (“SemGroup”), on January 14, 2008, pursuant to which the Operating Company will acquire land, receiving infrastructure, machinery, pumps and piping and large liquid asphalt cement and residual fuel oil terminals and storage tanks (the “Acquired Assets”) from the Seller for aggregate consideration of $378.8 million. The transactions contemplated by the Purchase Agreement were consummated on February 20, 2008. The description of the Purchase Agreement contained in the Partnership’s Current Report on Form 8-K filed on January 15, 2008 and the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to such Current Report on Form 8-K, are incorporated herein by reference. In accordance with the Purchase Agreement, the Partnership and certain of its subsidiaries entered into various agreements related to the Acquired Assets, including a Terminalling and Storage Agreement, a Terminal Access and Use Agreement and an Amended and Restated Omnibus Agreement.

Terminalling and Storage Agreement

In accordance with the Purchase Agreement, on February 20, 2008, SemMaterials Energy Partners, L.L.C. (“SMEP”), a subsidiary of the Partnership, and the Seller entered into a Terminalling and Storage Agreement (the “Terminalling and Storage Agreement”), pursuant to which SMEP will provide liquid asphalt cement and residual fuel oil terminalling and storage services to the Seller. The Terminalling and Storage Agreement has a seven-year term expiring on December 31, 2014, with additional automatic one-year renewals unless either party terminates the agreement upon one year’s notice. Under the agreement, the Seller has committed to use terminalling and storage services provided by SMEP at a level that will provide SMEP with minimum monthly fees totaling $58.9 million annually (exclusive of reimbursement for energy costs). The Partnership and its subsidiaries will not take title to any liquid asphalt cement in storage or engage in any asphalt cement marketing activities. This description of the Terminalling and Storage Agreement is qualified in its entirety by reference to the Terminalling and Storage Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Terminal Access and Use Agreement

In accordance with the Purchase Agreement, on January 28, 2008, SMEP, the Seller and K.C. Asphalt, L.L.C. (“KC Asphalt”), a subsidiary of the Seller, entered into a Terminal Access and Use Agreement, pursuant to which the Seller and KC Asphalt retain the right to access the facilities used for both terminalling and storage of asphalt cement and processing of asphalt cement. In addition, the Terminal Access and Use Agreement provides that SMEP and its affiliates will be indemnified for any losses that occur from the Seller’s or KC Asphalt’s operations at or relating to the Acquired Assets, including the failure to make any environmental certification or inaccuracies or incompleteness of any such certification. This description of the Terminal Access and Use Agreement is qualified in its entirety by reference to the Terminal Access and Use Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Amended and Restated Omnibus Agreement

In accordance with the Purchase Agreement, on February 20, 2008, SemGroup, the Partnership, SemManagement, L.L.C., the Seller, SemGroup Energy Partners G.P., L.L.C. (the “General Partner”) and SMEP entered in an Amended and Restated Omnibus Agreement (the “Amended and Restated Omnibus Agreement”). The Amended and Restated Omnibus Agreement, among other things, increases the fixed administrative fee from $5.0 million per year to $7.0 million per year for the provision of various general and administrative services for the Partnership’s benefit, subject to increases in the Consumer Price Index or as a result of an expansion of its operations. In addition, the Amended and Restated Omnibus Agreement contains certain non-competition and right-of-first refusal provisions related to asphalt operations. This description of the Amended and Restated Omnibus Agreement is qualified in its entirety by reference to the Amended and Restated Omnibus Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

Each of the Operating Company, the Partnership, SMEP, SemManagement, L.L.C., the General Partner, the Seller and KC Asphalt are indirect subsidiaries of SemGroup. As a result, certain individuals, including officers and directors of SemGroup, serve as officers and/or directors of more than one of such entities.

Amended Credit Agreement

On February 20, 2008, the Partnership entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with a syndicate of lenders and financial institutions named therein as parties thereto and Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender and Bank of America, N.A., as Syndication Agent. The Amended Credit Agreement increased the total amount the Partnership may borrow by $350 million to an aggregate of $600 million. This increase, combined with existing availability, was used to fund a portion of the purchase price for the Acquired Assets. Borrowings under the Amended Credit Agreement are secured by substantially all of the Partnership’s assets and all of the assets of the Partnership’s restricted subsidiaries.

The Amended Credit Agreement includes a revolving credit facility and a term loan facility and will mature on July 20, 2012. Indebtedness under the amended credit facility will bear interest, at the Partnership’s option, at either (1) the higher of the administrative agent’s prime rate or the federal funds rate plus 0.5%, plus an applicable margin that ranges from 0.50% to 1.75%, depending on our total leverage ratio and senior secured leverage ratio, or (2) LIBOR plus an applicable margin that ranges from 1.50% to 2.75%, depending on the Partnership’s total leverage ratio and senior secured leverage ratio.

The Amended Credit Agreement prohibits the Partnership from making distributions of available cash to unitholders if any default or event of default (as defined in the Amended Credit Agreement) exists. Such events of default include, among others, the failure to make payments when due, a change of control of the Partnership or SemGroup and noncompliance with covenants contained in the Amended Credit Agreement. In addition, the Amended Credit Agreement contains covenants limiting the Partnership’s ability to, among other things, grant liens, incur additional indebtedness, engage in a merger, consolidation or dissolution, enter into transactions with affiliates, sell or otherwise dispose of its assets, businesses and operations, and make acquisitions, investments and capital expenditures. The Partnership is also subject to financial covenants which include a leverage ratio and an interest coverage ratio.

This description of the Amended Credit Agreement is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The description under the heading “Purchase Agreement” under Item 1.01 is incorporated in this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amended Credit Agreement described above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Amended Credit Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the consummation of the transactions contemplated by the Purchase Agreement and to fund a portion of the consideration for the Acquired Assets, the Partnership received approximately $2.9 million from the General Partner as a capital contribution to maintain its 2.0% general partner interest in the Partnership. The foregoing transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01.	Regulation FD Disclosure.

On February 20, 2008, the Partnership announced that it had completed the acquisition of the Acquired Assets pursuant to the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER	DESCRIPTION
2.1#	Purchase and Sale Agreement, dated as of January 14, 2008, by and between SemMaterials, L.P. and SemGroup Energy Partners Operating, L.L.C. (filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K, filed on January 15, 2008, and incorporated herein by reference).

10.1+	Terminalling and Storage Agreement, dated as of February 20, 2008, by and between SemMaterials, L.P. and SemMaterials Energy Partners, L.L.C.

10.2	Terminal Access and Use Agreement, dated as of January 28, 2008, by and among SemMaterials Energy Partners, L.L.C., SemMaterials, L.P. and K.C. Asphalt, L.L.C.

10.3	Amended and Restated Omnibus Agreement, dated as of February 20, 2008, by and among SemGroup, L.P., SemManagement, L.L.C., SemMaterials, L.P., the Partnership, SemGroup Energy Partners G.P., L.L.C. and SemMaterials Energy Partners, L.L.C.

10.4	Amended and Restated Credit Agreement, dated February 20, 2008, among the Partnership, Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent and the other lenders from time to time party thereto.

99.1	Press release dated February 20, 2008.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.
+	Certain portions of this exhibit have been granted confidential treatment by the Securities and Exchange Commission. The omitted portions have been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

	By:	SemGroup Energy Partners G.P., L.L.C.
its General Partner

Date: February 25, 2008	By:	/s/ Alex G. Stallings
Alex G. Stallings,
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
2.1#	Purchase and Sale Agreement, dated as of January 14, 2008, by and between SemMaterials, L.P. and SemGroup Energy Partners Operating, L.L.C. (filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K, filed on January 15, 2008, and incorporated herein by reference).

10.1+	Terminalling and Storage Agreement, dated as of February 20, 2008, by and between SemMaterials, L.P. and SemMaterials Energy Partners, L.L.C.

10.2	Terminal Access and Use Agreement, dated as of January 28, 2008, by and among SemMaterials Energy Partners, L.L.C., SemMaterials, L.P. and K.C. Asphalt, L.L.C.

10.3	Amended and Restated Omnibus Agreement, dated as of February 20, 2008, by and among SemGroup, L.P., SemManagement, L.L.C., SemMaterials, L.P., the Partnership, SemGroup Energy Partners G.P., L.L.C. and SemMaterials Energy Partners, L.L.C.

10.4	Amended and Restated Credit Agreement, dated February 20, 2008, among the Partnership, Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent and the other lenders from time to time party thereto.

99.1	Press release dated February 20, 2008.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.
+	Certain portions of this exhibit have been granted confidential treatment by the Securities and Exchange Commission. The omitted portions have been separately filed with the Securities and Exchange Commission.